As filed with the Securities and Exchange Commission on August 22, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

National energy services REunited corp.

(Exact name of registrant as specified in its charter)

British Virgin Islands (State or other jurisdiction of incorporation or organization)	98-1367302 (IRS Employer Identification Number)

777 Post Oak Blvd., Suite 730
Houston, Texas 77056
(832) 925-3777

(Address and telephone number of registrant’s principal executive offices)

Sherif Foda
Chief Executive Officer
777 Post Oak Blvd., Suite 730
Houston, Texas 77056
(832) 925-3777
(Name, address, and telephone number of agent for service)

Copies to:

Manuel A. Orillac

William B. Nelson
Shearman & Sterling LLP
1100 Louisiana Street, Suite 3300
Houston, Texas 77002
(713) 354-4900

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company [X]

If an emerging growth company that prepares its financial statement in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum aggregate price per unit		Proposed maximum aggregate offering price(2)	Amount of registration fee
Ordinary Shares, no par value
Total	$300,000,000	-	(3)	$300,000,000	$36,360

(1)

There are being registered under this registration statement such indeterminate number of Ordinary Shares of the registrant as shall have a proposed maximum aggregate offering price of $7.78. The Ordinary Shares that may be offered pursuant to this registration statement include, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), such additional number of Ordinary Shares of the registrant that may become issuable as a result of any stock split, dividend or similar event.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)	The proposed maximum aggregate price per unit will be determined from time to time by the registrant in connection with the sale of the Ordinary Shares under this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. No securities may be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 22, 2019

PROSPECTUS

National energy services reunited corp.

$300,000,000

Ordinary Shares

National Energy Services Reunited Corp. may offer and sell from time to time up to an aggregate offering amount of $300,000,000 of Ordinary Shares. The Ordinary Shares that may be offered and sold pursuant to this prospectus are sometimes collectively referred to as “Ordinary Shares” in this prospectus. The specific terms of any Ordinary Shares offered will be described in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you purchase our Ordinary Shares. This prospectus may not be used to offer Ordinary Shares unless accompanied by a prospectus supplement.

We may offer and sell our Ordinary Shares from time to time through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Capital Market, as applicable, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these Ordinary Shares, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our outstanding Ordinary Shares are listed for trading on the Nasdaq Capital Market (“Nasdaq”) under the symbol “NESR.” On August 21, 2019, the closing price of our Ordinary Shares on Nasdaq was $7.78. As of August 21, 2019, there were approximately 87,147,089 shares of our Ordinary Shares issued and outstanding.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act as modified by the Jumpstart Our Business Startups Act of 2012, as amended, and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Investing in our Ordinary Shares involves risks. Prior to purchasing our Ordinary Shares, you should carefully consider the risk factors that will be described in any applicable prospectus supplement and the risk factors described in our filings with the SECURITIES and Exchange Commission (the “SEC”) as explained under the heading “Risk Factors” on page 3 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these Ordinary Shares or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                       , 2019

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form F-3 that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time the Ordinary Shares described in this prospectus in one or more offerings up to an aggregate offering amount of $300,000,000. This prospectus provides you with a general description of the Ordinary Shares that we may offer. Each time we sell Ordinary Shares under this process, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including a description of any risks relating to the offering if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement.

Before investing in our Ordinary Shares, please carefully read both this prospectus and any applicable prospectus supplement together with the documents incorporated by reference into this prospectus, as listed under “Incorporation of Certain Information By Reference” and the additional information described below under “Where You Can Find More Information.”

Owning our Ordinary Shares may subject you to tax consequences in the United States and/or the British Virgin Islands. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any applicable prospectus supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

You should rely only on the information contained in or incorporated by reference into this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell the Ordinary Shares and is not soliciting an offer to buy the Ordinary Shares in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. You should assume that the information contained in this prospectus and in any applicable prospectus supplement is accurate only as of the date on the front cover of this prospectus or such applicable prospectus supplement and the information incorporated by reference into this prospectus or such applicable prospectus supplement is accurate only as of the date of the document incorporated by reference into this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

All references in this prospectus or any prospectus supplement to “NESR,” the “Company,” “we,” “us” or “our” refer to National Energy Services Reunited Corp. and its subsidiaries, unless otherwise indicated or the context otherwise requires.

Unless otherwise indicated, all references to “dollars” or the use of the symbol “$” are to U.S. dollars, the Company’s functional currency. Unless otherwise specified, all financial information has been prepared in accordance with U.S. generally accepted accounting principles (or U.S. GAAP).

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus, is not complete, and does not contain all of the information that you should consider before making your investment decision. You should carefully read this prospectus and any applicable prospectus supplement in their entirety, including the documents incorporated by reference into this prospectus which are described under “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” You should also carefully consider, among other things, the information presented under the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” before making your investment decision.

Our Company

We were formed in the British Virgin Islands on January 23, 2017 as a special purpose acquisition company. On May 17, 2017, we consummated our initial public offering of units each consisting of one Ordinary Share and one Warrant to purchase one-half of one Ordinary Share. On June 6, 2018, we consummated our business combination (the “Business Combination”) acquiring all of the issued and outstanding equity interests of NPS Holdings Limited (“NPS”) and Gulf Energy S.A.O.C. (“GES”).

Business Overview

We are a regional provider of products and services to the oil and gas industry in the Middle East and North Africa (“MENA”) and Asia Pacific regions. We currently operate in 14 countries, with a strong presence in Saudi Arabia, Oman, Algeria, Qatar, UAE and Iraq. We derive a significant portion of our revenue from Saudi Arabia, Oman, Algeria, Qatar, UAE and Iraq. With its vast reserves of oil and gas, the MENA region continues to dominate in its role as a vital source of global energy supply and stability. Our products and services include a broad suite of offerings that are essential in the drilling and completion of new oil and natural gas wells and in the remedial work on existing wells, both onshore and offshore, including completion services and equipment and drilling & evaluation services and equipment.

Corporate Information

Our principal executive offices are located at 777 Post Oak Blvd., Suite 730, Houston, Texas 77056, and our telephone number is (832) 925-3777. Our website is www.nesr.com. Information on our website or any other website is not incorporated by reference into, and does not constitute part of, this prospectus.

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RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. In addition to the other information included in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), you should carefully consider each of the risk factors set forth in any applicable prospectus supplement and in our most recent SEC filings that are incorporated by reference into this prospectus, including each of the risk factors set forth in our most recent annual report on Form 20-F. Any of these risks and uncertainties could have a material adverse effect on our business, financial condition, prospects, cash flows and results of operations. If that occurs, the trading price of our Ordinary Shares could decline materially and you could lose all or part of your investment.

The risks included in this prospectus and the documents incorporated by reference into this prospectus are not the only risks we face. We may experience additional risks and uncertainties not currently known to us, or as a result of developments occurring in the future. Conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, prospects, cash flows and results of operations.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain “forward-looking statements” (as such term is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act). Any and all statements contained in this prospectus and the documents incorporated by reference into this prospectus that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of these terms) may identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this this prospectus and the documents incorporated by reference may include, without limitation, statements regarding:

●	The benefits resulting from the Business Combination;

●	The plans and objectives of management for future operations;

●	Projections of income or loss;

●	Earnings or loss per share;

●	Capital expenditures;

●	Dividends;

●	Capital structure or other financial items;

●	Our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the SEC;

●	Expansion plans and opportunities; and

●	The assumptions underlying or relating to any such statement.

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the accuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation:

●	The inability to maintain the listing of our Ordinary Shares on Nasdaq;

●	The ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, the price of oil, natural gas and natural gas liquids, competition, our ability to integrate the businesses acquired and the ability of the combined business to grow and manage growth profitably;

●	Costs related to the Business Combination;

●	Estimates of our future revenue, expenses, capital requirements and our need for financing;

●	The risk of legal complaints and proceedings and government investigations;

●	Our financial performance;

●	Success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	Current and future government regulations;

●	Developments relating to our competitors;

●	Changes in applicable laws or regulations;

●	The possibility that we may be adversely affected by other economic and market conditions, political disturbances, war, terrorist acts, international currency fluctuations, business and/or competitive factors; and

●	Other risks and uncertainties set forth in any applicable prospectus supplement and in our most recent SEC filings that are incorporated by reference into this prospectus, including each of the risk factors set forth in Part I, Item 3D, “Risk Factors” of our Annual Report on Form 20-F for the fiscal year ended December 31, 2018.

You are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We disclaim any obligation to update the forward-looking statements contained in this prospectus or the documents incorporated by reference into this prospectus to reflect any new information or future events or circumstances or otherwise, except as required by law. You should read this prospectus and the documents incorporated by reference into this prospectus in conjunction with the risk factors set forth in Part I, Item 3D, “Risk Factors” of our Annual Report on Form 20-F for the fiscal year ended December 31, 2018 and other documents which we may incorporate by reference into this prospectus from time to time.

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CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we may use the net proceeds we receive from any offer and sale of our Ordinary Shares to finance capital expenditures, to repay outstanding indebtedness, to make future acquisitions, for working capital and/or for general corporate purposes. The amount of net proceeds to be used for any such purpose will be described in a prospectus supplement. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and costs of other funds. Additionally, we may invest funds that we do not immediately require in short-term marketable securities.

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MARKET FOR ORDINARY SHARES

Our Ordinary Shares have been trading on the Nasdaq Capital Market under the symbol “NESR” since June 5, 2017.

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DESCRIPTION OF ORDINARY SHARES

The following description summarizes certain terms of our Ordinary Shares, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of our Ordinary Shares that we may offer under this prospectus. It may not contain all the information that is important to you. The following description of our Ordinary Shares is qualified in its entirety by reference to our Amended and Restated Memorandum, as amended (“Memorandum”), and Amended and Restated Articles of Association, as amended (“Articles of Association,” and together with our Memorandum, “Charter”), which are incorporated by reference into this prospectus.

General

We are a company formed in the British Virgin Islands (“BVI”) as a BVI business company (company number 1935445) and our affairs are governed by our Memorandum, our Articles of Association, the BVI Business Companies Act (the “Companies Act”) and the common law of the British Virgin Islands. We are authorized to issue an unlimited number of both Ordinary Shares of no par value and preferred shares of no par value. As of the date of this registration statement, there were approximately 87,147,089 Ordinary Shares issued and outstanding, and no preferred shares were outstanding. The following description summarizes certain terms of our Ordinary Shares as set out more particularly in our Charter. Because it is only a summary, it may not contain all the information that is important to you.

Ordinary Shares

Under the Companies Act, the Ordinary Shares are deemed to be issued when the name of the shareholder is entered in our register of members. Our register of members is maintained by our transfer agent Continental Stock Transfer & Trust Company. If (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the Company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands Courts for an order that the register of members be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the company to pay all costs of the application and any damages the applicant may have sustained.

At any general meeting on a show of hands every ordinary shareholder who is present in person (or, in the case of an ordinary shareholder being a corporation, by its duly authorized representative) or by proxy will have one vote for each share held on all matters to be voted on by ordinary shareholders. Voting at any meeting of the ordinary shareholders is by a show of hands unless a poll is demanded. A poll may be demanded by ordinary shareholders present in person or by proxy if the ordinary shareholder disputes the outcome of the vote on a proposed resolution and the chairman shall cause a poll to be taken. Following the consummation of the Business Combination, the rights and obligations attaching to our Ordinary Shares and other provisions of our Charter may be amended if approved by a majority of the votes of ordinary shareholders attending and voting on such amendment or by resolution of the directors. Our Board of Directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our ordinary shareholders are entitled to receive ratable dividends when, as and if declared by the Board of Directors out of funds legally available therefore.

In the event of a liquidation or winding up of the Company, our ordinary shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the Ordinary Shares. Our ordinary shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the Ordinary Shares, except that we will provide our ordinary shareholders with the redemption rights set forth above.

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Preferred Shares

Our Memorandum and Articles of Association authorizes the creation and issuance without shareholder approval of an unlimited number of preferred shares divided into five classes, Class A through Class E each with such designation, rights and preferences as may be determined by a resolution of our Board of Directors to amend our Memorandum and Articles of Association to create such designations, rights and preferences. We have five classes of preferred shares to give us flexibility as to the terms on which each Class is issued. Unlike Delaware law, all shares of a single class must be issued with the same rights and obligations. Accordingly, starting with five classes of preferred shares will allow us to issue shares at different times on different terms. No preferred shares are currently issued or outstanding. Accordingly, our Board of Directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, redemption, voting or other rights, which could adversely affect the voting power or other rights of the holders of Ordinary Shares. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, we may do so in the future.

The rights of preferred shareholders, once the preferred shares are in issue, may only be amended by a resolution to amend our Memorandum and Articles of Association provided such amendment is also approved by a separate resolution of a majority of the votes of preferred shareholders who being so entitled attend and vote at the class meeting of the relevant preferred class. If our preferred shareholders want us to hold a meeting of preferred shareholders (or of a class of preferred shareholders), they may requisition the directors to hold one upon the written request of preferred shareholders entitled to exercise at least 30% of the voting rights in respect of the matter (or class) for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above 30%.

Dividends

We have not paid any cash dividends on our Ordinary Shares. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our Board of Directors. In addition, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection with our indebtedness.

Our Transfer Agent

The transfer agent for our Ordinary Shares is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Listing of Ordinary Shares

Our Ordinary Shares trade on Nasdaq under the symbol “NESR.”

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PLAN OF DISTRIBUTION

We may offer and sell our Ordinary Shares:

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through agents;

●	through broker-dealers;

●	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

●	through put or call option transactions relating to the Ordinary Shares;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the Ordinary Shares covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Ordinary Shares covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to this registration statement of which this prospectus forms a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the Ordinary Shares covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the Ordinary Shares sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the Ordinary Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of Ordinary Shares may be effected from time to time in one or more transactions, including block transactions and transactions on Nasdaq or any other organized market where the Ordinary Shares may be traded. The Ordinary Shares may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Underwriters, agents or broker-dealers may be paid compensation for offering and selling the Ordinary Shares. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the Ordinary Shares. Any dealers and agents participating in the distribution of the Ordinary Shares may be deemed to be underwriters, and compensation received by them on resale of the Ordinary Shares may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in a sale, Ordinary Shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Ordinary Shares may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of Ordinary Shares, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of Ordinary Shares, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus and the applicable prospectus supplement will be used by the underwriters to resell the Ordinary Shares.

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Agents may from time to time solicit offers to purchase the Ordinary Shares. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the Ordinary Shares and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the Ordinary Shares covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Ordinary Shares.

If a dealer is used in the sale of the Ordinary Shares, we or an underwriter will sell the Ordinary Shares to the dealer, as principal. The dealer may then resell the Ordinary Shares to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the Ordinary Shares and may make sales of Ordinary Shares directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the Ordinary Shares. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Underwriters, agents and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the underwriters, agents or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of Ordinary Shares registered under this registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our Ordinary Shares by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our Ordinary Shares to engage in market-making activities with respect to our Ordinary Shares. These restrictions may affect the marketability of our Ordinary Shares and the ability of any person or entity to engage in market-making activities with respect to our Ordinary Shares.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered Ordinary Shares. These activities may maintain the price of the offered Ordinary Shares at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

●	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of an Ordinary Share.

●	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered Ordinary Shares originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the Ordinary Shares are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, agents or dealers to solicit offers from certain types of institutions to purchase offered Ordinary Shares from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement and such prospectus supplement will set forth the commission payable for solicitation of such contracts.

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Any underwriters to whom offered Ordinary Shares are sold for public offering and sale may make a market in such offered Ordinary Shares, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered Ordinary Shares may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered Ordinary Shares.

Any Ordinary Shares that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell our Ordinary Shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell Ordinary Shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any Ordinary Shares sold will be sold at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our Ordinary Shares. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding Ordinary Shares in consideration for the Ordinary Shares being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell Ordinary Shares covered by this prospectus to hedge their positions in these outstanding Ordinary Shares, including in short-sale transactions. If so, the underwriters or agents may use the Ordinary Shares received from us under these arrangements to close out any related open borrowings of Ordinary Shares.

We may enter into derivative transactions with third parties or sell Ordinary Shares not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell Ordinary Shares covered by this prospectus and the applicable prospectus supplement, including in short-sale transactions. If so, such third parties (or affiliates of such third parties) may use Ordinary Shares pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use Ordinary Shares received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge Ordinary Shares to a financial institution or other third party that in turn may sell the Ordinary Shares using this prospectus. Such financial institution or third party may transfer its short position to investors in our Ordinary Shares or in connection with a simultaneous offering of other Ordinary Shares offered by this prospectus or in connection with a simultaneous offering of other Ordinary Shares offered by this prospectus.

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ENFORCEABILITY OF CIVIL LIABILITIES

Enforceability of Civil Liabilities

We are a business company formed in the British Virgin Islands and therefore, are located outside the United States. Substantially all of our assets are located outside the United States. In addition, some of our directors and officers are residents of countries other than the United States, and all or a substantial portion of such persons’ assets may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of U.S. federal or state securities laws.

We have been advised by our BVI counsel, Ogier, British Virgin Islands, that the courts of the British Virgin Islands will not necessarily enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws. Additionally, there is no statutory enforcement in the British Virgin Islands of judgments obtained in the United States, however, the courts of the British Virgin Islands will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary provided that:

●	the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

●	is final and for a liquidated sum;

●	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

●	in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

●	recognition or enforcement of the judgment in the BVI would not be contrary to public policy; and

●	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

In appropriate circumstances, the British Virgin Islands Court may give effect in the British Virgin Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Under British Virgin Islands law, the directors owe fiduciary duties at both common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our Memorandum and Articles of Association or the Companies Act.

In certain limited circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the Companies Act. Pursuant to Section 184B of the Companies Act, if a company or director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the provisions of the Companies Act or the Memorandum or Articles of Association of the company, the courts of the British Virgin Islands may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the Companies Act or the Memorandum or Articles of Association. Furthermore, pursuant to section 184I(1) of the Companies Act a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the courts of the British Virgin Islands for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

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EXPENSES

The estimated expenses payable by us, other than any underwriting discounts and commissions, in connection with the issuance and distribution of the Ordinary Shares registered under this registration statement are as follows:

SEC registration fee	$36,360
Legal fees and expenses	*
Accounting fees and expenses	*
Printing Expenses	*
Other miscellaneous fees and expenses	*
Total	$36,360

* Information regarding the issuance and distribution of the Ordinary Shares registered under this registration statement is currently unknown and will be provided in a prospectus supplement or as an exhibit to a report filed on Form 6-K that is incorporated by reference into this registration statement.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3, of which this prospectus forms a part. This prospectus does not contain all the information set out in the registration statement. For further information about us and the Ordinary Shares, you should refer to the registration statement and its exhibits. The exhibits to the registration statement provide more details of the matters discussed in this prospectus. Statements contained in this prospectus concerning any of our contracts, agreements or other documents are not necessarily complete. If a contract, agreement or other document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract, agreement or other document that has been filed. Each statement in this prospectus relating to a contract, agreement or other document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act, and we file reports and other information with the SEC. The SEC maintains a website that contains our reports and other information that we file electronically with the SEC available at www.sec.gov. Our filings with the SEC are also electronically available on our website at www.nesr.com. Information on our website or any other website is not incorporated by reference into, and does not constitute part of, this prospectus.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, the SEC, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. The information incorporated by reference is an important part of this prospectus. If information in an incorporated document conflicts with information in this prospectus, you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the most recent incorporated document. We incorporate by reference into this prospectus the documents listed below:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2018, filed with the SEC on March 12, 2019;

●	our Reports of Foreign Private Issuer on Form 6-K, furnished to the SEC on May 13, 2019 (containing the Periodic Report for the period ended March 31, 2019), August 8, 2019 (containing the Periodic Report for the period ended June 30, 2019, and August 22, 2019 (containing the unaudited pro forma combined statement of operations of NESR, NPS and GES for the time periods described therein);

●	the consolidated financial statements of GES for the three years ended December 31, 2017 and the related notes that are included in our Proxy Statement on Schedule 14A, filed with the SEC on May 8, 2018; and

●	the description of our Ordinary Shares as set forth in our Registration Statement on Form 8-A, filed with the SEC on May 11, 2017, including any subsequent amendment or report filed for the purpose of updating such description.

Additionally, all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the completion or termination of all offerings under this registration statement, of which this prospectus forms a part, are incorporated by reference into this prospectus and form part of this prospectus from the date of filing or furnishing of these documents. Any reports or portions thereof that we furnish to the SEC on Form 6-K subsequent to the date of this prospectus will be incorporated by reference into this prospectus only to the extent specifically set forth in such Form 6-K.

Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, in one of those other documents or in any other later filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any such statement so modified shall not be deemed, except as so modified, to constitute a part of this prospectus. Any such statement so superseded shall be deemed not to constitute a part of this prospectus.

We will provide a copy of any or all filings that are incorporated by reference into this prospectus (including any exhibits to such documents that are specifically incorporated by reference into this prospectus) to each person, including any beneficial owner, to whom this prospectus is delivered. You may request of copy of any or all of these filings, at no cost, by writing to or calling us at:

National Energy Services Reunited Corp.

Attention: Corporate Secretary

777 Post Oak Blvd., Suite 730

Houston, Texas 77056

(832) 925-3777

Copies of certain information filed by us with the SEC, including our Annual Report and Current Reports, are also available on our website at www.nesr.com. Information on our website or any other website is not incorporated by reference into, and does not constitute part of, this prospectus.

You should read the information relating to us in this prospectus together with the information in the documents incorporated by reference. Except to the extent specifically set forth in any report on Form 6-K that we furnish to the SEC subsequent to the date of this prospectus, nothing contained in this prospectus shall be deemed to incorporate information furnished to, but not filed with, the SEC.

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LEGAL MATTERS

Certain U.S. legal matters related to the Ordinary Shares to be offered hereby will be passed upon for us by Shearman & Sterling LLP.

The validity of the Ordinary Shares to be offered hereby and certain British Virgin Islands legal matters related to the Ordinary Shares to be offered hereby will be passed upon for us by Ogier.

If legal matters related to the Ordinary Shares to be offered hereby are passed upon for the underwriters, dealers or agents, if any, by counsel, that counsel will be named in the applicable prospectus supplement.

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EXPERTS

The consolidated financial statements of National Energy Services Reunited Corp. and its subsidiaries as of December 31, 2018 (Successor Company balance sheet) and of NPS Holdings Limited as of December 31, 2017 (Predecessor Company balance sheet) and for the period from June 6, 2018 to December 31, 2018 (Successor Company operations) and the period from January 1, 2018 to June 5, 2018 and for the years ended December 31, 2017 and 2016 (Predecessor Company operations), which are incorporated in this prospectus by reference to our Annual Report on Form 20-F filed with the SEC on March 12, 2019, have been so incorporated by reference into this prospectus in reliance upon the report of KPMG, an independent registered public accounting firm, incorporated by reference into this prospectus, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Gulf Energy S.A.O.C. as of December 31, 2017 and 2016 and for the each of the years in the three-year period ended December 31, 2017, have been incorporated by reference into this prospectus in reliance upon the report of KPMG, an independent registered public accounting firm, incorporated by reference into this prospectus, given on the authority of said firm as experts in auditing and accounting.

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National energy services reunited corp.

$300,000,000

Ordinary Shares

Prospectus

__________________, 2019

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

British Virgin Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands Courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association provide that, subject to certain limitations, the Company shall indemnify its directors and officers against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. Such indemnity only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

See the Exhibit Index, which precedes the signature page and which is incorporated by reference into this prospectus.

Item 10. Undertakings

The undersigned registrant hereby undertakes:

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the U.S. Exchange Act that are incorporated by reference in the registration statement, or is contained in the form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to this registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement.**

4.1	Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1/A (File No. 333-217006) filed with the SEC on April 25, 2017).

5.1	Opinion of Ogier.*

23.1	Consent of Independent Registered Public Accounting Firm, KPMG.*

23.2	Consent of Independent Registered Public Accounting Firm, KPMG.*

23.3	Consent of Ogier (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page to this registration statement).

* Filed herewith.

** To be filed, if applicable, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed on Form 6-K or Form 8-K under the Securities Exchange Act of 1934 and incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on August 22, 2019.

NATIONAL ENERGY SERVICES REUNITED CORP.

By:	/s/ Sherif Foda
Sherif Foda
Chief Executive Officer
(Principal Executive Officer)

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Sherif Foda and Christopher L. Boone and each of them acting alone, the true and lawful attorneys-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments, including post-effective amendments and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or substitute or substitutes of the undersigned, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Sherif Foda	Chief Executive Officer and Executive Chairman of the Board	August 22, 2019
Sherif Foda	(Principal Executive Officer)

/s/ Christopher L. Boone	Chief Financial Officer	August 22, 2019
Christopher L. Boone	(Principal Financial and Accounting Officer)

/s/ Antonio J. Campo Mejia	Director	August 22, 2019
Antonio J. Campo Mejia

/s/ Nadhmi Al-Nasr	Director	August 22, 2019
Nadhmi Al-Nasr

/s/ Hala Zeibak	Director	August 22, 2019
Hala Zeibak

/s/ Andrew Waite	Director	August 22, 2019
Andrew Waite

/s/ Adnan Ghabris	Director	August 22, 2019
Adnan Ghabris

/s/ Thomas D. Wood	Director	August 22, 2019
Thomas D. Wood

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